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                                               Active Link Communications, Inc.
                                                                       Form 8-K
                                                                   EXHIBIT 99.1
FOR IMMEDIATE RELEASE


  MOBILITY CONCEPTS INITIATES AGGRESSIVE PLAN TO RESOLVE INHERITED DEBT, RAISE
                 CAPITAL AND POSITION COMPANY FOR FUTURE GROWTH


       Company Working To Reach Creditor Compromises On Over $5.4 Million
                   In Debt Related To Discontinued Operations

CHICAGO, IL - (PR NEWSWIRE) - FEBRUARY 20, 2003 - Mobility Concepts, Inc., a leading provider of mobile computing solutions to Fortune 2000 companies and the operating subsidiary of Active Link Communications, Inc. (OTCBB:ACVE), announced that it has filed its Form 10-QSB Report with the U.S. Securities and Exchange Commission reflecting financial results for the third fiscal quarter, ended December 31, 2002. In addition, Mobility Concepts announced plans for:

         o resolving over $5.4 million in debt, assumed primarily by Mobility Concepts with the merger into Active Link Communications in November 2001;

         o raising necessary capital to address immediate working capital requirements and fund new sales; and

         o positioning Mobility Concepts for enhanced growth and ultimate profitability.

Specifically, Mobility Concepts has assembled an internal task force responsible for contacting creditors and negotiating a compromise of debt. The Company has also entered into negotiation with a group of private investors to provide for an equity investment of up to $2 million. The private group is currently conducting due diligence and will require the successful negotiation by Mobility Concepts of compromise agreements with creditors. Management has been informed by the potential investors that a large percentage of the potential equity investment must be applied towards funding working capital requirements and supporting new sales. Mobility Concepts expects to announce new sales contracts in the near future.

Timothy Ells, Chief Executive Officer of Mobility Concepts, stated, "In order to gain meaningful traction in our industry and capitalize on prevailing growth opportunities, it has become apparent that Mobility Concepts must aggressively seek relief from the debt load we assumed in the merger. We are hopeful that once this objective is achieved, Mobility Concepts can focus exclusively on the growth of our operating business. Our strategy to cut costs has already resulted in a substantial reduction in operating expenses. Moreover, our sales pipeline has reached record levels. This gives us reason to be very enthusiastic about the future of Mobility Concepts."





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ABOUT MOBILITY CONCEPTS, INC.
Mobility Concepts, the operating subsidiary of Active Link Communications, Inc., is a leading provider of wireless networking and mobile computing solutions for the mobile workforce. The Company offers complete solutions that include business consulting, project design, handheld pen-based computers, wireless technologies, software development, systems integration, project management and ongoing managed services and warranty support. Mobility Concepts provides customers with a wide selection of mobile products and services in order to successfully implement, manage and deploy mobile and wireless projects. With headquarters in Naperville, Illinois and offices in Los Angeles, Milwaukee, Detroit, Atlanta, Cincinnati, and Denver, the Company has relationships with more than 30 vertical software developers and hardware manufacturers. Customers include such organizations as General Dynamics, AC Nielsen, Dow Agrosciences and Northwest Airlines. For additional information, visit the Company's web site at http://www.mobilityconcepts.com.

Statements made in this news release that are not historical facts may be deemed forward-looking, including statements regarding the Company's future operations. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements, include, among others, the ability to obtain additional financing, which is not assured; the ability to negotiate compromises of outstanding debt satisfactory to the Company and prospective investors, which is not assured; price and product competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the Company's relationship with its suppliers and suppliers' ability to provide products on a timely basis; the achievement of lower costs and expenses; reliance on large customers; the Company's ability to attract acquisition candidates and to successfully integrate acquisitions into the Company's business; interest rate fluctuations and other general economic conditions; as well as factors discussed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

                      FOR MORE INFORMATION, PLEASE CONTACT:
           ACTIVE LINK COMMUNICATIONS, INC. (MOBILITY CONCEPTS, INC.)
              Sally Ball, Director of Marketing and Communications
             630-955-9755 or via email at sball@mobilityconcepts.com
                                       OR
   Investor/Broker/Media Relations, Elite Financial Communications Group, LLC
              Stephanie Noiseux, Vice President of Client Relations
                   407-585-1080 or via email at steph@efcg.net